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Exhibit T1A (vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires March 31, 2004

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.
1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2002	(19980930) (RCRI 9999)
This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.	The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
I, Gerald A. Ronning, Executive VP & Controller Name and Title of Officer Authorized to Sign Report
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.
/s/ Gerald A. Ronning Signature of Officer Authorized to Sign Report	/s/ Youssef Nasr Director (Trustee)
3/15/02 Date of Signature	/s/ Bernard J. Kennedy Director (Trustee)
/s/ Sal H. Alfieri Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:	For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.
b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

FDIC Certificate Number / 0 / 0 / 5 / 8 / 9 /
(RCRI 9030)
http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA Legal Title of Bank (TEXT 9010)
Buffalo City (TEXT 9130)
N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA	of Buffalo
Name of Bank	City

in the state of New York, at the close of business March 31, 2002

ASSETS			Thousands of dollars
Cash and balances due from depository institutions:
a.	Non-interest-bearing balances currency and coin		$1,917,263
b.	Interest-bearing balances		2,583,011
	Held-to-maturity securities		3,979,751
	Available-for-sale securities		13,760,221
	Federal funds sold and securities purchased under agreements to resell:
a.	Federal funds sold in domestic offices		1,210
b.	Securities purchased under agreements to resell		5,585,457
Loans and lease financing receivables:
	Loans and leases held for sale		$3,147,133
	Loans and leases net of unearned income	$39,511,686
	LESS: Allowance for loan and lease losses	493,669
	Loans and lease, net of unearned income, allowance, and reserve		$39,018,017
	Trading assets		8,604,584
	Premises and fixed assets		747,229
Other real estate owned			16,684
Investments in unconsolidated subsidiaries			243,647
Customers' liability to this bank on acceptances outstanding			71,706
Intangible assets: Goodwill			2,165,854
Intangible assets: Other intangible assets			457,742
Other assets			2,394,604
Total assets			84,694,113
LIABILITIES
Deposits:
	In domestic offices		40,024,784
	Non-interest-bearing	5,068,069
	Interest-bearing	34,956,715
In foreign offices			21,005,777
	Non-interest-bearing	431,989
	Interest-bearing	20,573,788
Federal funds purchased and securities sold under agreements to repurchase:
a.	Federal funds purchased in domestic offices		2,788,010
b.	Securities sold under agreements to repurchase		669,118
Trading Liabilities			3,564,659
Other borrowed money			5,547,280
Bank's liability on acceptances			71,706
Subordinated notes and debentures			1,540,343
Other liabilities			2,499,659
Total liabilities			77,711,336
Minority Interests in consolidated Subsidiaries			172
EQUITY CAPITAL
Perpetual preferred stock and related surplus			—
Common Stock			205,000
Surplus			6,436,763
Retained earnings			279,406
Accumulated other comprehensive income			61,436
Other equity capital components			—
Total equity capital			6,982,605
Total liabilities, minority interests and equity capital			84,694,113

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  Exhibit T1A (vii)
REPORT OF CONDITION